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Exhibit 5.7

PricewaterhouseCoopers LLP Chartered Accountants PricewaterhouseCoopers Place 250 Howe Street, Suite 700 Vancouver, British Columbia Canada V6C 3S7 Telephone +1 604 806 7000 Facsimile +1 604 806 7806

May 23, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our compilation report dated May 23, 2006 on the unaudited pro forma financial information of Teck Cominco Limited as at March 31, 2006 and for the year ended December 31, 2005 and the three months ended March 31, 2006, is included in this Registration Statement on Form F-10 dated May 23, 2006.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, Canada

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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  Exhibit 5.7